                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 26, 2002, except for paragraph 5 of Note 14 which is as of December 9, 2002, relating to the financial statements, which appears in Wyeth's Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated November 26, 2002 relating to the financial statement schedule, which appears in Wyeth's Annual Report on Form 10-K/A for the year ended December 31, 2001.

PricewaterhouseCoopers LLP
Florham Park, NJ
February 11, 2003